UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MEDALLIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear Stockholder:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Medallia, Inc. (“MDLA”, “Medallia” or “the Company”), to be held on May 28, 2021, at 10:30 a.m., Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MDLA2021 (please have your notice or proxy card in hand when you visit the website).

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by mail.

On behalf of the Company’s Board of Directors, we would like to express our appreciation for your support of and interest in Medallia.

Sincerely,

Leslie J. Stretch	Borge Hald
Chief Executive Officer and Director	Executive Chairman of the Board of Directors

MEDALLIA, INC.
575 Market Street, Suite 1850
San Francisco, California 94105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date May 28, 2021 at 10:30 a.m., Pacific Time

Place    The Annual Meeting will be a completely virtual audio meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MDLA2021.

Items of Business	●	To elect three Class II directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.
	●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022.
	●	To approve, on an advisory basis, the compensation of our named executive officers.
	●	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.
	●	To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

Record Date    March 31, 2021 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 28, 2021.

Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about April 14, 2021 at the following website: http://www.proxyvote.com, as well as on our investor relations webpage at https://investor.medallia.com in the “Financials” section under “SEC Filings.” We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

By Order of the Board of Directors

Leslie Stretch
Chief Executive Officer and Director
San Francisco, California

Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 14, 2021.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
Director Nominees	9
Continuing Directors	10
Director Independence	12
Board Leadership Structure	12
Executive Sessions	13
Board and Stockholder Meetings and Committees	13
Audit Committee	14
Compensation Committee	15
Nominating and Corporate Governance Committee	15
Compensation Committee Interlocks and Insider Participation	15
Considerations in Evaluating Director Nominees	16
Stockholder Recommendations for Nominations to the Board of Directors	16
Communications with the Board of Directors	16
Corporate Governance Guidelines and Code of Business Conduct and Ethics	17
Role of the Board in Risk Oversight	17
Non-Employee Director Compensation	17
Director Compensation in Fiscal Year 2021	19
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	21
Nominees	21
Vote Required	21
PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Fees Paid to the Independent Registered Public Accounting Firm	22
Auditor Independence	22
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	22
Vote Required	23
AUDIT COMMITTEE REPORT	24
PROPOSAL NO. 3 - APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	25
PROPOSAL NO. 4 - APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FREQUENCY OF FUTURE NON-BINDING VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	26
COMPENSATION DISCUSSION AND ANALYSIS	27
Executive Summary	27
Named Executive Officers	27
Compensation Philosophy and Objectives	28
CEO and NEO Compensation Highlights	28
Elements of Compensation Program	29
Pay and Performance Alignment	29
Compensation and Governance Policies and Practices	29
Process for Determining Executive Compensation	30
Compensation Design	32
Base Salary	32
Annual Incentive Plan	33
Long-Term Incentive Plan	34
Retirement Plan	35
Employee Stock Ownership Guidelines	36

i

TABLE OF CONTENTS
(Continued)

ii

MEDALLIA, INC.
PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:30 a.m., Pacific Time, on May 28, 2021

This proxy statement (this “Proxy Statement”) and form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on May 28, 2021 at 10:30 a.m., Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/MDLA2021. Stockholders of record as of March 31, 2021 (the “Record Date”) are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 (the “Annual Report”) is first being mailed on or about April 14, 2021 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at the Annual Meeting, which will take place on May 28, 2021. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report, as filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2021. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.

What proposals will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

1.the election of Leslie J. Kilgore, Stanley J. Meresman and Steven C. Walske as Class II directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected and qualified;

2.the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022;

3.the approval, on an advisory basis, of the compensation of our named executive officers; and

4.the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers.

At the time this Proxy Statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

1.FOR the election of each of Leslie J. Kilgore, Stanley J. Meresman and Steven C. Walske as Class II directors;

2.FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021;

3.FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

4.FOR the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 31, 2021, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 157,109,107 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.

Do I have to do anything in advance if I plan to attend the Annual Meeting?

The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MDLA2021. You also will be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 10:30 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page at www.virtualshareholdermeeting.com/MDLA2021.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on May 27, 2021 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on May 27, 2021 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than May 27, 2021. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.

•You may vote at the Annual Meeting. To vote at the meeting, follow the instructions at www.virtualshareholdermeeting.com/MDLA2021 (have your Notice or proxy card in hand when you visit the website).

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•entering a new vote by Internet or telephone;

•signing and returning a new proxy card with a later date;

•delivering a written revocation to our Secretary at Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105, by 11:59 p.m., Eastern Time, on May 27, 2021; or

•following the instructions at www.virtualshareholdermeeting.com/MDLA2021.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given; however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

1.FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class II directors to serve for a three-year term (Proposal No. 1);

2.FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022 (Proposal No. 2);

3.FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 3);

4.FOR the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers (Proposal No. 4); and

5.in the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposals No. 1 (election of directors),

No. 3 (say-on-pay) and No. 4 (frequency of say-on-pay) are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposals No. 1, No. 3 and No. 4, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposals No. 2, 3 and 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As noted above, as of the Record Date, there were a total of 157,109,107 shares of common stock outstanding, which means that 78,554,554 shares of common stock must be represented at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

1.Proposal No. 1: The election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Plurality means that the three nominees who receive the most FOR votes will be elected. Withhold votes and broker non-votes will have no effect on the outcome of the vote.

2.Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST the proposal.

3.Proposal No. 3: This proposal, commonly referred to as the “say-on-pay” proposal, requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Since this proposal is an advisory vote, the result will not be binding on our board of directors. Our board of directors and the compensation committee value stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions. Abstentions will have the same effect as a vote AGAINST the proposal.

4.Proposal No. 4: This proposal is on the frequency with which we will conduct a “say-on-pay” vote, and the option of one, two or three years that receives the highest number of FOR votes will be approved. Since this proposal is an advisory vote, the result will not be binding on our board of directors. Our board of directors and the compensation committee value stockholders’ opinions and will take into account the outcome of the advisory vote when determining how often we should submit to stockholders future “say-on-pay” votes.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, you hold shares that may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

If you share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report to stockholders and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Medallia, Inc.
Attention: Secretary
575 Market Street, Suite 1850
San Francisco, California 94105
(650) 321-3000

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that will be filed within four business days after the Annual
Meeting. If final voting results are not available to us at that time, we will file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 15, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Medallia, Inc.
Attention: Secretary
575 Market Street, Suite 1850
San Francisco, California 94105
(650) 321-3000

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•not earlier than January 29, 2022; and
•not later than February 28, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2022 annual meeting and no later than the close of business on the later of the following two dates:

•the 90th day prior to such annual meeting; or

•the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction of our board of directors, which is currently comprised of ten members. Seven of our ten directors are independent within the meaning of the independent director requirements of the New York Stock Exchange, or the NYSE. Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a Class of directors will be elected for a three-year term to succeed the same Class whose term is then expiring.

Upon the recommendation of our nominating and corporate governance committee, we are nominating Leslie J. Kilgore, Stanley J. Meresman and Steven C. Walske as Class II directors at the Annual Meeting. If elected, Ms. Kilgore and Messrs. Meresman and Walske will each hold office for a three-year term until the annual meeting of stockholders to be held in 2024 or until their successors are elected and qualified.

The following table sets forth the names, ages as of March 31, 2021 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Leslie J. Kilgore(1)(3)	II	55	Director	2015	2021	2024
Stanley J. Meresman (1)(3)	II	74	Director	2015	2021	2024
Steven C. Walske (2)(3)	II	69	Director	2011	2021	2024
Continuing Directors
Robert Bernshtyn (2)	III	47	Lead Independent Director	2019	2022	—
Mitchell K. Dauerman (1)(2)	III	64	Director	2019	2022	—
Amy E. Pressman	III	57	Co-Founder and Director	2000	2023	—
Borge Hald	I	54	Co-Founder and Director	2000	2023	—
Douglas M. Leone (2)	I	63	Director	2011	2023	—
Leslie J. Stretch	I	59	President, Chief Executive Officer and Director	2018	2023	—
James D. White (2)(3)	I	60	Director	2020	2023	—

(1)Member of our audit committee
(2)Member of our compensation committee
(3)Member of our nominating and corporate governance committee

Director Nominees

Leslie J. Kilgore. Ms. Kilgore has served as a member of our board of directors since July 2015. From 2002 to February 2012, Ms. Kilgore served as Chief Marketing Officer of Netflix, Inc., a global internet entertainment service. Previously, she served as Director of Marketing of Amazon.com, Inc., an internet retailer. Ms. Kilgore is currently a director of Netflix and Pinterest, Inc., a social media web and mobile application company, respectively, and she previously served as a director of LinkedIn Corporation, a global professional network acquired by Microsoft Corporation. She also serves on the board of directors of several privately-held companies. Ms. Kilgore holds a B.S. from The Wharton School at the University of Pennsylvania and an M.B.A. from the Stanford Graduate School of Business.

Ms. Kilgore was selected to serve on our board of directors because of her extensive experience as an executive at a public company and her extensive service on the boards of directors, and various committees, of a number of public technology companies.

Stanley J. Meresman. Mr. Meresman has served as a member of our board of directors since June 2015. During the last ten years, he has served on the board of directors of various public and private companies, including service as chair of the audit committee for some of these companies. Mr. Meresman was with Technology Crossover Ventures, a private equity firm, and served as a Venture Partner from January 2004 through December 2004 and as a general partner and Chief Operating Officer from November 2001 to December 2003. He currently serves on the board of directors, and as chair of the audit committee, of Cloudflare, Inc., a web-infrastructure and website security company, DoorDash, Inc., a technology company that connects customers with local businesses, Guardant Health, Inc., a precision oncology company, and Snap Inc., a technology and camera company, and previously served as a member of the board of directors, and chair of the audit committee, of LinkedIn Corporation, a professional networking platform acquired by Microsoft Corporation, Meru Networks, Inc., a supplier of wireless local area networks acquired by Fortinet, Inc., Palo Alto Networks, Inc., a cybersecurity company, Riverbed Technology, Inc., an IT company acquired by Thoma Bravo, LLC, and Zynga Inc., a social gaming company. Mr. Meresman holds a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.

Mr. Meresman was selected to serve on our board of directors because of his extensive experience as an investor in technology companies and experience on the boards of directors, and various committees, of a number of public technology companies.

Steven C. Walske. Mr. Walske has served as a member of our board of directors since August 2011. He has been the Managing Director of Myriad Investments, LLC, a private equity firm specializing in investments in software companies, since June 2000. Mr. Walske currently serves on the board of directors and audit committee of Pathfinder Acquisition Corp., a blank check company formed by HGGC, a private equity firm, and Industry Ventures, a venture capital firm, targeting technology companies and Synopsys, Inc., a developer of high-level design automation models and software for designers of integrated circuits and electronic systems. Mr. Walske holds a B.A. in Economics from Princeton University and an M.B.A. from Harvard Business School.

Mr. Walske was selected to serve on our board of directors because of his extensive experience as an investor in technology companies and experience with public technology companies.

Continuing Directors

Robert Bernshteyn. Mr. Bernshteyn has served as a member of our board of directors since June 2019 and as our Lead Independent Director since February 2021. Mr. Bernshteyn has been the Chief Executive Officer of Coupa Software Incorporated, a business spend management enterprise software company, since February 2009. From June 2004 to February 2009, Mr. Bernshteyn served in various positions, most recently as VP, Global Product Marketing & Management, at SuccessFactors Inc., a provider of cloud-based human capital management solutions. Mr. Bernshteyn currently serves as Chairman of the board of directors of Coupa. Mr. Bernshteyn holds a B.S. from the State University of New York at Albany and an M.B.A. from Harvard Business School.

Mr. Bernshteyn was selected to serve on our board of directors based on his extensive experience in general management and software and platform development and his experience in the software industry.

Mitchell K. Dauerman. Mr. Dauerman has served as a member of our board of directors since April 2019. Mr. Dauerman has served as Senior Vice President, Global Sales of The Ultimate Software Group, Inc., a provider of human capital management software, since January 2020, as Executive Vice President, Investor Relations of The Ultimate Software Group, Inc. from May 2018 to December 2019 and as Executive Vice President from April 1998 to December 2019. From August 1996 to April 2018, he served as Ultimate Software’s Chief Financial Officer and Treasurer. From September 1979 to July 1996, Mr. Dauerman held various positions with KPMG LLP, a provider of audit, tax and advisory services, where he served as a Partner from July 1988 to July 1996. He is also a Certified Public Accountant. Mr. Dauerman holds a B.A. in Economics from Rutgers University.

Mr. Dauerman was selected to serve on our board of directors because of his extensive experience as a senior executive in a public technology company and deep finance and accounting expertise.

Amy E. Pressman. Ms. Pressman is one of our co-founders and has served as a member of our board of directors since July 2000. She previously served as our President from July 2000 to August 2018 and continued as a senior executive through June 2019. Ms. Pressman holds an A.B. in History from Harvard College and an M.B.A. from the Stanford Graduate School of Business.

Ms. Pressman was selected to serve on our board of directors because of her perspective, experience and leadership as a co-founder of our Company.

Borge Hald. Mr. Hald is one of our co-founders and has served as our Executive Chairman and Chief Strategy Officer since August 2018 and as a member of our board of directors since July 2000. He previously served as our Chief Executive Officer from March 2001 to August 2018. Mr. Hald holds a B.B.A. in Statistics from the University of Michigan and an M.B.A. from the Stanford Graduate School of Business.

Mr. Hald was selected to serve on our board of directors because of his perspective, experience and leadership as a co-founder of our Company.

Douglas M. Leone. Mr. Leone has served as a member of our board of directors since November 2011. Mr. Leone has been a managing member of Sequoia Capital, a venture capital firm, since April 1993. He previously served as a member of the board of directors of CafePress Inc., an online retailer, RingCentral, Inc., a provider of cloud-based communications and collaboration solutions, and ServiceNow, Inc., an enterprise IT cloud company. Mr. Leone holds a B.S. in Mechanical Engineering from Cornell University, an M.S. in Industrial Engineering from Columbia University and an M.B.A. from the Massachusetts Institute of Technology.

Mr. Leone was selected to serve on our board of directors because of his perspective as a representative of our largest stockholder, his extensive experience in the venture capital industry and his service on the boards of directors of other technology companies.

Leslie J. Stretch. Mr. Stretch has served as our President, Chief Executive Officer and as a member of our board of directors since August 2018. From November 2005 to April 2018, he was with Callidus Software, Inc., or CallidusCloud, an enterprise software and SaaS company acquired by SAP SE, most recently as President and Chief Executive Officer from December 2007 until April 2018. He previously served as a director of CallidusCloud, and also previously served as a director of MobileIron, Inc., a mobile device management software company and QAD, Inc., a provider of enterprise software and services. Mr. Stretch was appointed to the Board of Tevent Labs, Ltd., a virtual event platform company in July 2020, and he was also appointed to the Board and of Spiff Inc., a privately owned sales compensation software company in February 2021. Mr. Stretch holds a B.A. in Industrial Relations and Economic History from the University of Strathclyde and a postgraduate diploma in Computer Systems Engineering from the University of Edinburgh.

Mr. Stretch was selected to serve on our board of directors because of the perspective he brings as our Chief Executive Officer and his extensive experience as an executive of companies in the technology industry.

James D. White. Mr. White has served as a member of our board of directors since June 2020. He is the former Chairman, President and CEO of Jamba, Inc., a restaurant retailer. Mr. White spent the balance of his three-decade career in executive roles, including at Safeway, Inc., The Gillette Company, Ralston Purina Petcare Co. and The Coca-Cola Company. He currently serves as member of the board of directors of Adtalem Global Education Inc., an education company, Affirm Holdings, Inc., a financial technology company and The Simply Good Foods Company, a food company, and previously served as a member of the board of directors of Callidus Software, Inc. Mr. White also serves on the board of directors of several privately-held companies. He holds an M.B.A. from Fortbonne University and a B.S. from the University of Missouri.

Mr. White was selected to serve on our board of directors because of his extensive experience as an executive at public companies and his extensive service on the boards of directors, and various committees, of a number of public technology companies.

Director Independence

Our common stock is listed on the NYSE. Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of an initial public offering. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Bernshteyn, Dauerman, Leone, Meresman, Walske and White and Ms. Kilgore do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” In addition, our board of directors has determined that all members of our audit, compensation, and nominating and corporate governance committees are independent.

Mr. Hald and Ms. Pressman, each directors and co-founders of our company, are husband and wife. There are no other family relationships among any of our directors or executive officers.

Board Leadership Structure and Role of Our Lead Independent Director

The positions of chief executive officer and Chairman of our board are separated. Borge Hald, one of our co-founders, serves as the Executive Chairman, presides over meetings of our board of directors and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of the board of directors. Our board of directors believes that separating these roles is appropriate as it allows us to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance.

Our board of directors has adopted Corporate Governance Guidelines (“Corporate Governance Guidelines”) that provide that one of our independent directors should serve as our Lead Independent Director at any time when the Executive Chairman is not independent. Because Mr. Hald is our Executive Chairman and is not an “independent” director as defined in the listing standards of the New York Stock Exchange, our board of directors has appointed Mr. Bernshteyn to serve as our Lead Independent Director. As our Lead Independent Director, Mr. Bernshteyn is responsible for calling separate sessions of the independent directors, determining the agenda and serving as chairperson of meetings of independent directors, providing feedback to the Company’s Chief Executive Officer and Executive Chairman regarding the executive sessions, serving as spokesperson for the Company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time. We believe that the board leadership structure of Mr. Hald as Executive Chairman and Mr. Bernshteyn as Lead Independent Director enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders while ensuring robust, independent oversight by the board of directors and Lead Independent Director.

Executive Sessions

The non-employee, independent members of our board of directors and all committees of the board of directors generally meet in executive session without our management team present during their regularly scheduled board and committee meetings. The executive sessions are led by the Lead Independent Director or the applicable chairperson of the committee of the board of directors.

Board and Stockholder Meetings and Committees

During the fiscal year ended January 31, 2021, our board of directors held four meetings (including regularly scheduled and special meetings) and acted by unanimous written consent nine times, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All directors who were members of our board of directors at the time of our 2020 annual meeting of stockholders attended the 2020 annual meeting of stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, which are standing committees of the board of directors. The current membership of our committees and the number of meetings held by each committee in fiscal year 2021 is set forth below. Each of our standing committees operates under a written charter that complies with the applicable requirements of the NYSE listing standards and the applicable rules and regulations of the SEC.

Each of the charters is posted on the “Governance” section of our investor relations website at https://investor.medallia.com/governance/governance-documents.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert Bernshteyn		Member
Mitchell K. Dauerman	Member	Member
Leslie J. Kilgore	Member		Chair
Douglas M. Leone		Member
Stanley J. Meresman	Chair		Member
Steven C. Walske		Chair	Member
James D. White (1)	Member
Total Number of Meetings	5	4(2)	2 (3)

(1)Mr. White joined the board of directors in June 2020 and served as a member of our audit committee until February 2021. Mr. White has served as a member of our compensation committee and our nominating and corporate governance committee since February 2021.
(2)In addition to the committee meetings, our compensation committee also met 25 times by unanimous written consent.
(3)In addition to the committee meetings, our nominating and corporate governance committee also acted one time by unanimous written consent.

Audit Committee

Our audit committee is responsible for, among other things:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•helping to ensure the independence and overseeing performance of the independent registered public accounting firm;

•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•reviewing our financial statements and our critical accounting policies and estimates;

•reviewing the adequacy and effectiveness of our internal controls;

•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls or audit matters;

•overseeing our policies on risk assessment and risk management;

•overseeing compliance with our Code of Business Conduct and Ethics;

•reviewing related party transactions; and

•approving, or as required, pre-approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Each of the members of our audit committee meets the requirements for independence under the listing standards of the NYSE and the applicable rules and regulations of the SEC. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of the NYSE. In addition, our board of directors has determined that each of Messrs. Dauerman and Meresman and Ms. Kilgore is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933 and that Mr. Meresman's service on the audit committees of four other public companies would not impair his ability to effectively serve on our audit committee.

Compensation Committee

Our compensation committee is responsible for, among other things:

•reviewing and approving, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•administering our equity compensation plans;

•reviewing, approving and administering all of the employee benefit plans that the compensation committee deems appropriate;

•reviewing and approving our overall compensation philosophy, and overseeing compensation plans and benefit programs that the compensation committee deems appropriate; and

•evaluating director compensation and making recommendations regarding non-employee director compensation to our full board of directors.

Each of the members of our compensation committee meets the requirements for independence under the listing standards of the NYSE and the applicable rules and regulations of the SEC. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•evaluating the performance of our board of directors and of individual directors;

•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•reviewing developments in corporate governance practices;

•evaluating the adequacy of our corporate governance practices and reporting; and

•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Each of the members of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE.

Compensation Committee Interlocks and Insider Participation

Messrs. Bernshteyn, Dauerman, Leone and Walske served on our compensation committee during fiscal year 2021, and Mr. White joined the committee in February 2021. None of Messrs. Bernshteyn, Dauerman, Leone, Walske, and White is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, experience of particular relevance to us and the board of directors, accomplishments, superior credentials, independence, area of expertise, and the highest ethical and moral standards. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating committee may take into account the benefits of diverse viewpoints. Any search firm retained by our nominating and corporate governance committee to find director candidates would be instructed to take into account all of the considerations used by our nominating and corporate governance committee. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders of our company who are stockholders of record at the time of the submission of the director recommendation and on the record date for the determination of stockholders entitled to vote at the annual meeting, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary or the Legal Department, at Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our board of directors.

Communications with the Board of Directors

Interested parties wishing to communicate with our non-management directors may do so by writing to the board of directors or to the particular member or members of our board of directors and mailing the correspondence to our Secretary at Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105. Our General Counsel or Legal Department, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Executive Chairman.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at https://investor.medallia.com in the “Governance” section. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our external audit function, our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Non-Employee Director Compensation

In June 2019, our board of directors approved a new compensation policy for our non-employee directors (the “director compensation policy”) that became effective as of the effective date of the registration statement related to our initial public offering. The director compensation policy was originally developed with input from our independent compensation consultant firm at the time, Compensia, Inc., regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward non-employee directors.

Under this director compensation policy, each non-employee director was entitled to receive the cash and equity compensation for board services as described below.

In February 2021, our compensation committee recommended, and board of directors approved, amending the director compensation policy to no longer pay our non-employee directors cash compensation and instead pay retainers in shares of our common stock, as described in the table “Annual Retainer Compensation (Received in Equity) for Non-Employee Directors” below.

The director compensation policy, as amended, includes a maximum annual limit of $600,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year, except that this limit will be increased to $750,000 in the fiscal year of his or her initial service as a nonemployee director. For purposes of these limitations, the value of an equity award is based on its grant date fair value (determined in accordance with GAAP). Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a nonemployee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

We also reimburse our non-employee directors for reasonable, customary, and documented expenses for travel to board meetings.
Cash Compensation

Until February 2021, non-employee directors were entitled to receive the following annual cash compensation for their respective services:

	Annual Cash Compensation for Non-Employee Directors
	Board of Directors $	Audit Committee $	Compensation Committee $	Nominating and Governance Committee $
Member	30,000	10,000	7,500	4,000
Chair	—	20,000	15,000	8,000

Each non-employee director who served as a committee chair received only the annual cash fee as the chairman of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors were paid quarterly in arrears on a prorated basis.
Annual Retainer

In February 2021, our compensation committee recommended, and board of directors approved, amending the director compensation policy to no longer pay our non-employee directors cash compensation and instead pay retainers in shares of our common stock, as described below:

	Annual Retainer Compensation (Received In Equity) for Non Employee Directors
	Board of Directors $	Audit Committee $	Compensation Committee $	Nominating and Governance Committee $	Lead Independent Director $
Member	40,000	10,000	7,500	4,000	40,000
Chair	—	20,000	15,000	8,000	—

Equity Compensation

Initial Award. Each person who first becomes a non-employee director will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of restricted stock units ("RSUs"), or the Initial Award, covering a number of shares of our common stock having a grant date fair value equal to $250,000 rounded down to the nearest whole share. The Initial Award will be scheduled to vest in three equal annual installments on each anniversary of the date of becoming a non-employee director, subject to continuing to provide services to us through each applicable vesting date. If the person was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. Each non-employee director automatically will receive, on the date of each annual meeting of our stockholders following the effective date of the policy, an annual award of RSUs, or an Annual Award, covering a number of shares of our common stock having a grant date fair value (determined in accordance with GAAP) of $185,000, rounded down to the nearest whole share. Each Annual Award will be scheduled to vest on the earlier of (i) the one-year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the annual meeting of our stockholders that next follows the grant date of the Annual Award, subject to continuing to provide service to us through the applicable vesting date. Beginning in fiscal year 2022, the Annual Award covering a number of shares of our common stock will be increased to a grant date fair value of $200,000, rounded down to the nearest whole share.

Annual Retainers. In addition to the annual award described above, in February 2021, our compensation committee recommended, and our board of directors approved, paying annual retainers in shares of our common stock instead of cash with the number of shares delivered based on the grant date fair value (determined in accordance with GAAP) of the following amounts, rounded down to the nearest whole share for their respective services. Each non-employee director entitled to receive a retainer as set forth in the table “Annual Retainer Compensation (Received in Equity) for Non-Employee Directors” above will be granted quarterly in arrears on a prorated basis an award of shares in Medallia stock with a value equal to the sum of the quarterly prorated amount of the applicable retainer, rounded down to the nearest whole share. Each retainer award will be fully vested on the day such retainer award is granted to the non-employee director.

Each non-employee director who served as a committee chair will receive only the annual RSU retainer as the chair of the committee, and not the additional annual retainer as a member of the committee. All RSU retainers to non-employee directors will be granted quarterly in arrears on a prorated basis.

Change in Control. In the event of our “change in control” (as defined in our 2019 Equity Incentive Plan), each non-employee director will fully vest in his or her outstanding company equity awards provided that the non-employee director continues to be a non-employee director through the date of our change in control.

Directors who are also our employees receive no additional compensation for their service as directors. During fiscal year 2021, Mr. Hald was our Chief Strategy Officer, and Mr. Stretch was one of our named executive officers. See the section titled “Executive Compensation” for additional information about the compensation of Mr. Stretch.

Director Compensation in Fiscal Year 2021

The following table provides information regarding compensation of our non-executive officer directors for service as directors for fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Total ($)	RSUs Outstanding (#)(2)	Options Outstanding (#)(2)
Robert Bernshteyn	37,500	184,979	222,479	18,140	—
Mitchell K. Dauerman	47,500	184,979	232,479	18,970	—
Borge Hald (3)	—	—	—	100,001	1,900,000
Leslie J. Kilgore	48,000	184,979	232,979	6,541	—
Douglas M. Leone	37,500	184,979	222,479	6,541	—
Stanley J. Meresman	54,000	184,979	238,979	6,541	—
Amy E. Pressman	30,000	184,979	214,979	106,542	1,250,000
Steven C. Walske	49,000	184,979	233,979	6,541	—
James D. White (4)	24,348	249,984	274,332	8,989	—
(1)The amounts reported in the “RSU Awards” column represent the aggregate grant-date fair value of the Restricted Stock Units (RSUs) awarded to the non-employee directors in fiscal years 2021, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 22, 2021.
(2)As of January 31, 2021, our non-employee directors held outstanding RSUs and outstanding stock options to purchase the number of shares of common stock set forth in each column. The awards listed for Mr. Hald were granted as employee compensation.
(3)For his service as Executive Chairman and Chief Strategy Officer in fiscal year 2021, Mr. Hald received $137,500 in salary, 401(k) match of $4,000 and $651 for group term life insurance. In fiscal year 2022, Mr. Hald's salary for his service as Executive Chairman and Chief Strategy Officer is being reduced from $137,500 to $58,240, which is the statutory minimum amount to satisfy minimum wage laws.
(4)Mr. White joined our board of directors in June 2020.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of ten members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One Class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the same Class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.

Nominees

Our board of directors has nominated Leslie J. Kilgore, Stanley J. Meresman and Steven C. Walske for election as Class II directors at the Annual Meeting. If elected, each of Ms. Kilgore and Messrs. Meresman and Walske will serve as Class II directors until the 2024 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Ms. Kilgore and Messrs. Meresman and Walske. We expect that Ms. Kilgore and Messrs. Meresman and Walske will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending January 31, 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2011.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending January 31, 2022 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended January 31, 2021 and 2020.

	2021	2020
Audit Fees (1)	$3,687,409	$5,116,520
Audit-Related Fees (2)	—	14,000
Tax Fees (3)	—	37,000
All Other Fees	—	—
Total Fees	$3,687,409	$5,167,520
(1)Relates to the audit of our annual financial statements, the review of the financial statements included in our quarterly reports, statutory audits and review of documents provided in connection with statutory or regulatory filings and our initial public offering of common stock.
(2)Relates to assurance and associated services that were reasonably related to the performance of the audit of our annual financial statements and the review of our quarterly financial statements.
(3)Relates to services for tax advice and tax planning.

Auditor Independence

In the fiscal year ended January 31, 2021, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Ernst & Young LLP for our fiscal years ended January 31, 2021 and 2020 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2022.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, or the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Medallia, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of our board of directors with respect to its oversight of:

•our accounting and financial reporting processes and the audit of our financial statements;

•the integrity of our financial statements;

•our compliance with legal and regulatory requirements;

•inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•the independent registered public accounting firm’s appointment, qualifications and independence.

The audit committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee is composed of three non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that each of Messrs. Dauerman and Meresman and Ms. Kilgore qualifies as an “audit committee financial expert” under the SEC rules.

The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2021 with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.

The audit committee reviewed and discussed our audited consolidated financial statements with management and Ernst & Young LLP, our independent registered public accounting firm. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or the PCAOB.

The audit committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and discussed with Ernst & Young LLP its independence. In addition, the audit committee discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2021 for filing with the SEC. The audit committee also has appointed Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2022. Our board of directors recommends that stockholders ratify this appointment at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Stanley J. Meresman (Chair)
Mitchell K. Dauerman
Leslie J. Kilgore

PROPOSAL NO. 3
APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as disclosed under “Compensation Discussion and Analysis” and “Summary Compensation Table”). This proposal, commonly referred to as the “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole.

You are encouraged to review the section titled “Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.

The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our Named Executive Officers in its totality, as described in the proxy statement in accordance with the compensation disclosure rules of the SEC. In accordance with Section 14A of the Exchange Act rules, stockholders are asked to approve the following non-binding resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”

Vote Required

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

Since this proposal is an advisory vote, the result will not be binding on our board of directors or our compensation committee. However, our board of directors and the compensation committee value stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NONBINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4
APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF
THE FREQUENCY OF FUTURE NON-BINDING VOTES TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act provides that every six years we must provide stockholders an opportunity to vote, on a non-binding and advisory basis, for their preference on how frequently we should conduct a “say-on-pay” vote (such as the one described in Proposal No. 3 above). Specifically, stockholders may indicate whether they would prefer such an advisory vote on Named Executive Officer compensation to be presented for stockholder approval every one, two or three years.

Our board of directors recommends that the say-on-pay vote be submitted to the stockholder every year. Our board of directors believes that an annual vote on Named Executive Officer compensation provides stockholders with the opportunity to provide more frequent and direct input to the board of directors and the compensation committee about our executive compensation philosophy, policies and practices.
Vote Required

The option among one year, two years or three years that receives the highest number of votes of the holders of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

Since this proposal is an advisory vote, the result will not be binding on our board of directors. However, our board of directors and the compensation committee value stockholders’ opinions and will take into account the outcome of the advisory vote when determining how often we should submit to stockholders future “say-on-pay” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A “ONE YEAR” FREQUENCY FOR FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

The Compensation Discussion and Analysis provides information about the compensation arrangements for each of our executive officers during fiscal year 2021. This discussion contains forward looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The following Compensation Discussion and Analysis describes how the compensation committee decided to compensate our fiscal year 2021 NEOs “as defined below.”
Named Executive Officers
This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers (“NEOs”). Our NEOs for fiscal year 2021, as listed in the order of the Summary Compensation Table, are:

Name	Age	Position	Tenure
Leslie J. Stretch	59	President, Chief Executive Officer and Director	2.5 years
Roxanne M. Oulman	49	Executive Vice President and Chief Financial Officer	2 years
Elizabeth M. Carducci	55	Executive Vice President and Chief Revenue Officer	21 years
Mikael J. Ottosson	51	Executive Vice President and Chief Technology Officer	5.5 years
Jimmy C. Duan	58	Executive Vice President and Chief Customer Officer	2 years

For the biography of Mr. Leslie J. Stretch, see the section titled “Board of Directors and Corporate Governance—Continuing Directors.”

Roxanne M. Oulman. Ms. Oulman has served as our Executive Vice President and Chief Financial Officer since November 2018. From July 2013 to September 2018, she was with CallidusCloud, most recently as Executive Vice President and Chief Financial Officer from November 2016 until September 2018, Senior Vice President of Finance and Accounting from May 2015 to November 2016 and Vice President of Finance and Accounting from July 2013 to May 2015. From February 2004 to March 2013, she was with Thoratec Corporation, a biomedical device company, in various senior finance roles, including as Interim Chief Financial Officer from June 2011 to October 2012. She currently serves as a member of the board of directors and the audit committee chair of CalAmp Corp., a provider of IoT software applications, cloud services, data intelligence and networked telematics products and services. Ms. Oulman holds a B.S. in Accounting from Minnesota State University, Mankato and an M.B.A. from University of the Pacific-Eberhardt School of Business.

Elizabeth M. Carducci. Ms. Carducci has served as our Executive Vice President and Chief Revenue Officer since December 2020. Prior to that, she served as our Senior Vice President of Vertical Market Solutions from January 2013 to December 2020, as our Vice President of Insights from January 2011 to January 2013, as our Vice President of Client Services for Hospitality from January 2001 to January 2011. From 1997 to 1998, she was with Starwood Hotels and Resorts Worldwide Inc., a hotel and leisure company where she served as Vice President of Distribution Marketing. From 1993 to 1997, she was with ITT Sheraton, a hotel and leisure company where she served as Vice President and Director of Reservations and Strategic Planning. Ms.

Carducci holds a M.B.A. from the Stanford Graduate School of Business and a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

Mikael J. Ottosson. Mr. Ottosson has served as our Executive Vice President and Chief Technology Officer since August 2015. From March 1999 to August 2015, he was with Oracle Corporation, a computer technology company, where he served as Senior Vice President, Product Development from November 2014 to August 2015 and as Vice President, Product Development from May 2007 to November 2014. Mr. Ottosson holds a B.S. in Aeronautical Engineering from the KTH Royal Institute of Technology.
Jimmy C. Duan. Dr. Duan has served as our Executive Vice President and Chief Customer Officer since February 2019. From October 2008 to January 2019, he was with CallidusCloud, most recently as Executive Vice President, Chief Technology Officer from September 2015 to January 2019 and as Senior Vice President, Chief Technology Officer from June 2013 to June 2015. Dr. Duan holds a B.S. in Mining Engineering from Central South University, China and a Ph.D. in Industrial and Systems Engineering from Virginia Polytechnic Institute and State University.

Compensation Philosophy and Objectives

We believe our compensation philosophy should be designed to provide pay opportunities to our executives, create shareholder value, and allow us to be competitive in the market. The pay outcomes are aligned with performance by implementing our compensation practices within the framework of pay-for-performance using challenging yet achievable performance goals.

To be consistent with our philosophy, we use the following principles in establishing our executive compensation program.

Align Metrics and Strategy with Shareholder Interests

We provide competitive compensation packages to our executives tied to key metrics that are critical to execute our strategy and to achieve long-term sustainable growth. It is our goal to reward the achievement of our business objectives that effectively align executive officers’ interests with those of our shareholders. We set target performance levels that are challenging and align with our short-term and long-term financial objectives.

Pay-for-Performance

We align incentive levels to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives. We also provide a portion of total compensation for executive officers in the form of equity ownership in the Company further aligning the interest of our executives with those of our stockholders.

Market Competitive to Attract and Retain

We believe it is important that pay opportunities always remain competitive with the peer group and the market to attract, motivate, and retain the talent needed to contribute to our long-term success.

CEO and NEO Compensation Highlights

Pay Mix

The compensation committee balances the importance of meeting our short-term business goals with maintaining a competitive compensation package designed to attract, motivate, and retain experienced and talented executive officers. This is done by establishing an appropriate mix of fixed and variable pay to reward company performance and individual performance. The following graphic details our Average NEOs Target Total Direct Compensation at the end of fiscal year 2021:

     Ba

Elements of Compensation Program

Incentive Type	Element of Pay	Form	Structure	Philosophy
Fixed	Base Salary	Cash	Base salary provides a fixed level of compensation to the NEOs each year and reflects each NEO’s leadership role, as opposed to individual performance. Base compensation may vary for NEOs based on relative market compensation.	Provide ongoing reward for each NEO’s work and contribution. Be competitive in attracting and retaining the executive.
Variable	Annual Incentive	Cash	Fifty percent of the bonus payments were determined based on the achievement of SaaS Revenue goals and the remainder was determined based on the achievement of Non-GAAP Operating Income goals.	Motivate our NEO to achieve business performance goals and to align payouts with actual results.
Long-Term Incentive	Stock	NEOs received equity-based compensation in the forms of Performance Based Units (PBRSUs) and Restricted Stock Units (RSUs).

			One-third of the RSUs granted to NEOs generally vest on the one- year anniversary and the rest of the shares vest quarterly over the next two years. PBRSUs vest over a period of three years subject to certain performance measures.	Our equity incentive compensation program is designed to promote achievement of long-term corporate goals, encourage the growth of stockholder value, enable participation in our long-term growth and profitability and serve as an incentive for continued employment.

Pay and Performance Alignment

Our program is designed to provide a clear line of sight and connection between compensation and performance, both individually and organizationally. A significant portion of each executive’s pay varies based on organizational and individual performance.

In fiscal year 2021, the annual incentive compensation framework of the NEOs was fifty percent (50%) based on the achievement of SaaS revenue goals and fifty percent (50%) was determined based on the achievement of Non-GAAP operating income goals. Furthermore, NEOs (excluding CEO) received a portion of the equity-based compensation in the form of PBRSUs. Seventy percent (70%) of the PBRSUs are tied to the achievement of SaaS Revenue performance targets, and the remaining thirty percent (30%) are tied to the achievement of operating margin targets.

Compensation Governance Policies and Practices

The Company’s executive compensation program is designed to promote long-term shareholder value creation and support its long-term strategy by: (1) driving subscription revenue growth, (2) attracting and retaining key talent, and (3) appropriately aligning pay with short- and long-term performance.

The following summarizes certain executive compensation practices; both the practices we have implemented to drive performance and the practices we have not implemented because we believe they would not serve our stockholders’ long-term interests.

What We Do	What We Avoid
•Pay for performance: Our 2021 Bonus and PBRSUs are earned based on achievement of certain performance objectives.

•Align performance objectives with our strategy: We reward the achievement of our business objectives that are tied to our long-term strategy.

•Independent Compensation Consultant: Our compensation committee retains the service of an independent compensation advisor.

•Double trigger benefits: We currently have a double trigger requirement for change of control benefits.

•Maintain a clawback policy: We have adopted a compensation recovery (“clawback”) policy.

•Annual compensation review: We conduct an annual review of our compensation design.

•Peer group review: We conduct an annual review of our peer group composition.

•Stock ownership policy: We maintain a stock ownership policy and share retention requirements for our executive officers and nonemployee directors.

•Tax gross-up payments: We do not pay tax gross-ups on any payments made in connection with a change in control event.

•No hedging or pledging: No hedging or pledging of Company stock is permitted.

•No excessive perquisites: We do not provide excessive perquisites to NEOs.

Process for Determining Executive Compensation

Role of Compensation Committee and CEO

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions, and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee regarding executive officer compensation and incentive plan design. Our compensation committee makes all final decisions as to total compensation for each executive officer, incentive plan design, and other programs, policies, and procedures.

Role of Compensation Consultant

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. The compensation committee has engaged an independent compensation consultant, CODA Advisors, or CODA, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis and CODA accordingly now serves at the discretion of our compensation committee. Our compensation committee periodically, and at least annually, considers and assesses the independence of its compensation advisor, including whether such advisor has any potential conflicts of interest with our company or members of the compensation committee. In connection with CODA's engagement in fiscal year 2021, our compensation committee conducted such a review in fiscal year 2021 and concluded that there was no conflict of interest with respect to work performed by CODA.

Peer Group

Our compensation committee engaged CODA to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers will allows us to be competitive in the market in which we compete for talent and is fair to our executives and the Company.

In selecting the peer group companies, our compensation committee focused primarily on public companies trading on U.S. exchanges with a preference to the San Francisco Bay Area, CA. Additionally, we considered the following primary characteristics when deciding the companies that should be included in our peer group.

•Companies in the following industries: Application Software, Internet Services & Infrastructure, IT

•Consulting and Other Services, and Systems Software

•Revenues of 0.8 to 3.0 times our annual revenue

•A range of 0.5 to 5.0 times our market capitalization

Accordingly, our peer group for the fiscal year ended January 31, 2021 included 20 companies as listed below, each of which had annual revenue ranging from approximately $300 million to $1.8 billion and market capitalization generally ranging from $2.7 billion to $54.2 billion.

8x8 Inc.	Coupa Software Inc.	MongoDB Inc.	RingCentral Inc.
Altair Engineering Inc.	Fair Isaac Corp.	New Relic Inc.	Twilio Inc.
Alteryx Inc.	Five9 Inc.	Okta Inc.	Verint Systems Inc.
Box Inc.	Guidewire Software Inc.	Proofpoint Inc.	Zendesk Inc.
Cloudera Inc.	LiveRamp Holdings, Inc.	Qualys Inc.	Zscaler Inc.

In terms of the size of the company at the end of fiscal year 2021, as shown in the graphs below, the Company’s annual revenue was close to the 25th percentile and the Company’s market capitalization was between the 25th percentile and the median of the 2021 compensation peer group.

Compensation Design

We conducted our annual review of the selected peer group with the involvement of CODA for the purpose of ensuring that the compensation we offer to our executive officers is reasonable and competitive.

The target total compensation opportunity comprises both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits applicable to employees generally.

For fiscal year 2021, guided by our compensation philosophy and objectives, the executive compensation program consisted of the elements listed below. The compensation committee believes that each compensation element, and all these elements combined, are important to maintain an executive compensation program that is competitive, performance-based, and shareholder-focused.

Base Salary

Base salaries are reviewed and established annually, upon promotion, or following a change in role responsibilities, based on market data, internal pay equity and each senior executive’s level of responsibility, experience, expertise, and performance.

Given the significant global economic uncertainty caused by the COVID-19 pandemic, Mr. Stretch requested that his base salary be reduced to the legal minimum so that the Company could redeploy these funds back into the business. Mr. Stretch’s base salary was reduced to $54,080 effective May 16, 2020, and was reverted back to $500,000 effective December 16, 2020.

In early calendar year 2021, with the COVID-19 pandemic still a significant concern, Mr. Stretch once again requested that his base salary be reduced to the minimum amount to satisfy minimum wage laws. Effective February 1, 2021 Mr. Stretch’s base salary was reduced to $58,240. In both instances, Mr. Stretch’s target bonus of $500,000 remained in effect to encourage continued performance and alignment to company goals.

In connection with Ms. Carducci’s promotion to the position of Chief Revenue Officer, her base salary was increased from $280,000 to $350,000, effective December 14, 2020.

Name	2021 Base Salary $
Leslie J. Stretch	500,000
Roxanne M. Oulman	400,000
Elizabeth M. Carducci	350,000
Mikael J. Ottosson	400,000
Jimmy C. Duan	300,000

Annual Incentive Plan

FY 2021 Bonus Plan

The Company’s NEOs (except Ms. Carducci) were eligible to earn cash awards under the annual Bonus Plan based on Company performance. The fiscal year 2021 Bonus Plan was created to align the NEOs’ compensation with the Company’s annual performance. The target bonus percentages of each NEO under the FY 2021 Bonus Plan and the relevant Threshold, Target and Maximum payout levels are as follows:

Name	2021 Target Bonus % of Base Salary	Threshold $	Target $	Maximum $
Leslie J. Stretch	100%	187,000	500,000	625,000
Roxanne M. Oulman	80%	120,000	320,000	400,000
Mikael J. Ottosson	60%	90,000	240,000	300,000
Jimmy C. Duan	100%	112,500	300,000	375,000

Fifty percent of the bonus payments were determined based on the achievement of SaaS revenue goals, and the remaining fifty percent was determined based on the achievement of Non-GAAP operating income goals. The levels of SaaS revenue and Non-GAAP operating income targets and actual performance were as follows:

	SaaS Revenue (50% of Bonus)
Period	Q1	Q2	Q3	Q4
Max	24.8%	32.0%	31.8%	30.9%
Target	24.3%	28.5%	28.0%	26.5%
Threshold	24.0%	28.0%	27.0%	24.5%
Actual	24.1%	24.5%	21.6%	20.5%

Operating Income (50% of Bonus)
Period	Full Year	Payout
Hurdle/ Threshold	$11 million	0% or 100%
Actual	$8.6 million	0%

In the case of the SaaS revenue portion, there are both quarterly and annual targets. Final payouts are determined as the higher of: (1) the sum of the actual quarterly payouts, or (2) the annual payout.

The actual payouts earned by each NEO are mentioned below. During fiscal year 2021, we achieved SaaS Revenue target in the first quarter. None of the revenue targets were achieved during the remaining quarters and the full year Non-GAAP operating income target was also not achieved. Therefore, below table represents actual payouts earned with respect to SaaS Revenue target achieved in the first quarter.

Name	Actual Payout $
Leslie J. Stretch	52,083
Roxanne M. Oulman	33,333
Mikael J. Ottosson	25,000
Jimmy C. Duan	31,250

Commission Plan

Ms. Carducci is the only eligible NEO for the Commission Plan. From February 1, 2020 to December 13, 2020, Ms. Carducci’s annualized commission target was $170,000. Upon her promotion in December her commission target was increased to an annual target of $350,000. For the entire fiscal year 2021, her blended commission target was $194,231, of which she achieved a payout of $122,881. Starting in fiscal year 2022, Ms. Carducci will be participating in the Executive Bonus Plan with an annual target of 100% of base.

Long-Term Incentive

The LTI program is designed to promote share ownership among senior executives, further aligning their interests with those of shareholders, thereby promoting shareholder value creation. LTI awards are granted on an annual basis following an assessment of individual performance and potential, and a review of market data.

The compensation committee determined that Mr. Stretch’s initial new hire award was sufficient and that no additional grants were necessary during fiscal year 2021. Other NEOs received equity-based compensation in the forms of Performance Based Restricted Stock Units (PBRSUs) and Restricted Stock Units (RSUs).

Name	RSUs (#)	Grant Date Fair Value of RSUs ($)	PBRSUs (#)	Grant Date Fair Value of PBRSUs ($)	Total Grant Date Fair Value ($)
Leslie J. Stretch	—	—	—	—	—
Roxanne M. Oulman	71,428	1,457,845	71,428	1,457,845	2,915,690
Elizabeth M. Carducci (1)	71,428	1,457,845	17,857	364,461	1,822,306
Mikael J. Ottosson	53,571	1,093,384	13,392	273,331	1,366,715
Jimmy C. Duan	50,000	1,558,500	100,000	2,041,000	3,599,500
(1)     In addition to these awards, Ms. Carducci received a RSU grant of 86,705 with a grant date fair value of $2,999,993 in connection with her promotion to the position of Chief Revenue Officer in December 2020.

Performance Based Restricted Stock Units (PBRSUs)

PBRSUs are eligible to vest based on the achievement of goals related to three-year average SaaS revenue and operating margin over a three-year period from February 1, 2020 to January 31, 2023 subject to continuous service status with the company through the performance period. These PBRSUs generally vest at the end of the third year upon achievement of the performance targets.

70% of the PBRSUs are eligible to vest based on the achievement of SaaS Revenue Targets established.

If the Company attains less than 25% of a three-year average annualized SaaS Revenue growth rate during the performance period, no performance shares shall vest. However, 100% of the SaaS Revenue Target Number of PBRSUs will be earned if the company attains a 25% average annualized SaaS Revenue growth rate during the Performance Period.

The remaining thirty percent of the PBRSUs are subject to operating margin objectives. PBRSUs which are eligible to vest based on operating margin shall only be earned if the Company attains at least 8% annual operating margin for the full year of the third year (i.e., the year ended January 31, 2023). Final Payout of PBRSUs upon achievement of both SaaS revenue targets and operating margin targets is capped at 170% of target shares and subject to the participants continuous service at the time of earned payout.

The payout percentages regarding three-year average SaaS revenue and operating margin are determined based on the following levels of achievement.

Payout Leverage	3-year Average SaaS Revenue Goal	Payout (70%)	Operating Margin Goal	Payout (30%)	Final Payout
Maximum	30%	200%	> 8%	100%	170%
Target	28%	150%	8%	100%	135%
Threshold	25%	100%	< 8%	—%	70%

Restricted Stock Units (RSUs)

In fiscal year 2021, we granted our NEOs RSUs that generally vest over a period of three years as to one-third of such shares on the first anniversary of the grant date and in eight approximately equal quarterly installments thereafter. RSUs granted to Jimmy Duan vests over a period of three years in equal quarterly installments.

Timing of Equity Awards

We have adopted an Equity Award Committee Policy that governs the Company’s grant of equity awards. As per the policy, equity awards approved and certified on or prior to the applicable award approval deadline of a month, the date of grant for the equity awards shall be the fifteenth day of such month, subject to the individuals receiving these awards continuing to provide services to the Company or its subsidiaries through such date. With respect to newly hired employees, the grant date of the new hire grant will be the next grant date upon or after which the employee has commenced bona fide employment with the Company.

Other Compensation Other Benefits and Perks

Senior executives are eligible for the same benefits as full-time employees generally, including health and life insurance. The Company provides limited additional perquisites to senior executives to better focus their time, attention, and capabilities on the Company’s business, consistent with market practice.

Retirement Plans

401(k) Plan

We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees can participate in the 401(k) plan upon meeting the 401(k) plan’s eligibility requirements, and participants are able to defer up to 90% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants and starting in 2020 we match up to 50% of such contributions up to a maximum employer match of $4,000.

Executive Stock Ownership Guidelines

Our board of directors has adopted these Stock Ownership Guidelines to further align the interests of the Company’s executive officers and non-employee directors with the interests of the Company’s stockholders.

Each executive officer of the Company is required to own ordinary shares of the Company equivalent to the following:

Executive Officer and Non-Employee Directors	Multiple of Annual Base Salary or Annual Base Retainer
Chief Executive Officer	6 times
Other Officers	3 times
Non Employee Director	5 times

All officers employed with the Company are required to achieve this accumulated value requirement within five years of the date of the policy effective date or that the officer assumes his or her position.

Annual Measurement

Following the end each fiscal year following the effective date of the Stock Ownership Guidelines, the compensation committee will assess the ownership of any individual who is subject to these guidelines against the required ownership for such individual (the date of such review, the “Measurement Date”). For purposes of this review, an executive officer’s annual base salary, and a non-employee director’s base retainer, as applicable, and Qualifying Equity Holdings (as defined below) is determined as of the last trading day of the Company’s fiscal year prior to the applicable Measurement Date.

Implications of Ownership Below Stock Ownership Guideline Thresholds

To satisfy these guidelines, any Officer who has not reached or who fails to maintain his or her target ownership level (as described above) must retain at least fifty percent of any net shares derived from vested restricted stock or restricted stock units, exercised stock options or stock purchase plan holdings until his or her guideline is met. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes.

Tax and Accounting Considerations

Pursuant to the Section 162(m) of the Internal Revenue Code, public corporations are disallowed from deducting remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. Prior to taxable years beginning before January 1, 2018, the specified executive officers included a public corporation’s Chief Executive Officer and up to three other executive officers whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934 because they are our highest compensated executive officers. Additionally, qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements are met.

The Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017, retained the $1 million deduction limit, but revoked the “performance-based compensation” exemption from the deduction limit and expanded the definition of “covered employees”. Remuneration of a public corporation’s chief financial officer is also subject to the deduction limit under the Tax Cuts and Jobs Act. In addition, once an executive becomes a “covered employee” under Section 162(m), the individual will continue to be a “covered employee” as long as he or she remains employed by the Company.

Although we generally focus on maximizing the tax deductibility of executive compensation, we believe that the foremost purpose of our compensation program is to promote the Company’s business strategy and the long-term interests of shareholders by maintaining flexibility in designing the Company’s compensation plan. In structuring our executive compensation design, we are committed to maintain an approach that strongly links pay to performance.

In designing compensation plans and arrangements for the members of our executive team, other employees, and members of our board of directors, we consider the effect of certain accounting considerations that apply to various aspects of the compensation program for our NEOs. These accounting considerations include Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718). We review potential accounting effects in determining whether its compensation actions are in the best interests of the Company and our shareholders.

Compensation Risk Assessment

Our compensation committee reviews our compensation plans to assess whether they encourage excessive or inappropriate risk taking. After reviewing and evaluating our compensation philosophy, policies and practices, the compensation committee has determined that any risks arising from our compensation plan are not reasonably likely to have a material adverse effect on the company. This risk assessment included a review of our balanced mix of fixed and variable compensation components. Additionally, it included cash and equity incentive-based compensation plans to ensure that they are aligned with our performance goals.

Derivatives Trading, Hedging and Pledging Policy

Our insider trading policy prohibits any participant from engaging in public trading of put and call stock options, and other derivative securities (other than stock options and other compensatory equity awards issued). This includes any hedging or similar transaction designed to decrease the risk associated with holding our common stock. In addition, our Insider Trading Policy prohibits the participants from using our securities as collateral in a margin account or from pledging our securities as collateral for a loan.

Clawback Policy

Our compensation committee has adopted a policy to require that designated officers repay cash incentive compensation to the Company if the compensation committee determines that the individual’s misconduct or willful omission, including, but not limited to, embezzlement, fraud, intentional misrepresentation or falsification, willful misconduct, or breach of fiduciary duty caused or partially caused the Company to restate its financial statements in the circumstances described in this policy. In case of such occurrence, executive officers shall repay any Company bonuses, annual incentives or equity plan awards to the Company. This repayment requirement (also known as a “clawback”) applies to the individuals who are current officers of the Company. The compensation committee believes that this policy is effective in keeping with good standards of corporate governance and it mitigates the potential for excessive risk taking.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and Medallia’s Annual Report on Form 10-K for the year ended January 31, 2021.

Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the fiscal years ended January 31, 2021, 2020 and 2019.

Name	Year	Salary ($)		RSU Awards ($) (1)	Options Awards ($) (1)	Non- Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Leslie J. Stretch	2021	239,880	(3)	—	—	52,083	5,841	(4)	297,804
	2020	500,000		—	—	—	5,075	(5)	505,075
	2019	205,903		18,186,533	35,063,606	250,000	—		53,706,042
Roxanne M. Oulman	2021	400,000		2,915,691	—	33,333	5,316	(6)	3,354,340
	2020	400,000		7,375,500	—	70,400	21,608	(7)	7,867,508
	2019	81,818		1,682,500	3,003,400	80,000	12,783	(8)	4,860,501
Elizabeth M. Carducci (9)	2021	285,833	(10)	4,822,300	—	122,881	2,692	(11)	5,233,706
	2020	—		—	—	—	—		—
	2019	—		—	—	—	—		—
Mikael J. Ottosson (12)	2021	400,000		1,366,715	—	25,000	1,932	(13)	1,793,647
	2020	—		—	—	—	—		—
	2019	—		—	—	—	—		—
Jimmy C. Duan (14)	2021	300,000		3,599,500	—	31,250	6,838	(15)	3,937,588
	2020	284,722		3,473,250	—	66,000	4,139	(16)	3,828,111
	2019	—		—	—	—	—		—
(1)The amounts reported represent the aggregate grant-date fair value of the stock options and/or RSUs awarded to the named executive officer in fiscal 2021, 2020 and 2019, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation-Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service- vesting conditions. The assumptions used in determining the grant date fair value of the stock options and RSUs reported in these columns are set forth in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 22, 2021.
(2)The amounts reported in this column represent amounts earned under our 2021, 2020 and 2019 Annual Incentive program, as described in “—Non-Equity Incentive Plan Awards.”
(3)Mr. Stretch requested that his base salary be reduced from $500,000 to $54,080 effective May 16, 2020. Mr. Stretch's salary was reversed back to $500,000 effective December 16, 2020 to allow the Company time to secure the appropriate basic life insurance coverage for the upcoming year. Effective February 1, 2021, Mr. Stretch again requested that his base salary be reduced back to the legal minimum of $58,240.
(4)The amount reported includes (i) matching 401(k) contributions of $4,000 and (ii) amounts paid on behalf of Mr. Stretch for basic life insurance.
(5)The amount reported includes (i) matching 401(k) contributions of $2,000 and (ii) amounts paid on behalf of Mr. Stretch for basic life insurance.
(6)The amount reported includes (i) matching 401(k) contributions of $4,000 and (ii) amounts paid on behalf of Ms. Oulman for basic life insurance.
(7)The amount reported includes (i) matching 401(k) contributions of $2,000, (ii) amounts paid on behalf of Ms. Oulman for basic life insurance and (iii) $11,003 for company-paid costs for car service reimbursement and $7,608 for additional payments to make the car service reimbursements tax- neutral to the executive.
(8)The amount reported includes $7,557 for company-paid costs for car service reimbursement and $5,226 for additional payments to make the car service reimbursements tax-neutral to the executive.
(9)Ms. Carducci was not a named executive officer prior to 2021.
(10)Ms. Carducci was promoted to Chief Revenue Officer effective December 14, 2020. In connection with her promotion, her salary increased from $280,000 to $350,000.
(11)The amount reported includes amounts paid on behalf of Ms. Carducci for basic life insurance.
(12)Mr. Ottosson was not a named executive officer prior to 2021.
(13)The amount reported includes amounts paid on behalf of Mr. Ottosson for basic life insurance.
(14)Mr. Duan was not a named executive officer in 2019.
(15)The amount reported includes (i) matching 401(k) contributions of $4,000 and (ii) amounts paid on behalf of Mr. Duan for basic life insurance.
(16)The amount reported includes (i) matching 401(k) contributions of $2,000 and (ii) amounts paid on behalf of Mr. Duan for basic life insurance.

Grants of Plan-Based Awards Table

The following table reflects the equity and non-equity plan awards granted to our NEO’s in fiscal year 2021:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Award: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Leslie J. Stretch	N/A	187,500	500,000	625,000	—	—	—	—		—
Roxanne M. Oulman	N/A	120,000	320,000	400,000	—	—	—	—		—
	3/15/2020	—	—	—	—	—	—	71,428		1,457,845
	3/15/2020	—	—	—	50,000	71,428	121,428	—		1,457,845
Elizabeth M. Carducci	N/A	131,250	350,000	437,500	—	—	—	—		—
	3/15/2020	—	—	—	—	—	—	71,428		1,457,845
	3/15/2020	—	—	—	12,500	17,857	30,357	—		364,461
	12/15/2020	—	—	—	—	—	—	86,705		2,999,993
Mikael J. Ottosson	N/A	90,000	240,000	300,000	—	—	—	—	—	—
	3/15/2020	—	—	—	—	—	—	53,571		1,093,384
	3/15/2020	—	—	—	9,374	13,392	22,766	—		273,331
Jimmy C. Duan	N/A	112,500	300,000	375,000	—	—	—	—		—
	3/15/2020	—	—	—	70,000	100,000	170,000	—		2,041,000
	9/15/2020	—	—	—	—	—	—	50,000		1,558,500
(1)The columns set forth the threshold, target, and maximum annual incentive amounts under our 2021 Annual Incentive Bonus plan. Refer to "Compensation Discussion and Analysis - Annual Incentive Plan" section above for more information.
(2)The columns set forth the threshold, target, and maximum number of shares of our performance based restricted stock units (PBRSUs) granted. The PBRSUs will vest over a three-year performance period from February 1, 2020 to January 31, 2023 subject to the achievement of SaaS Revenue (weighted 70%) and Operating Margin (weighted 30%). Refer to "Compensation Discussion and Analysis - Long-Term Incentive" section above for more information.
(3)The amounts reported represent the grant date fair value of all RSU’s granted in fiscal year 2021 in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2021 Year-End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of January 31, 2021:

		Option Awards					RSU Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leslie J. Stretch	8/23/2018	2,584,887	(3)	1,724,986	6.26	8/28/2028	—		—		—		—
	11/14/2018	2,552,870	(4)	3,354,523	6.73	11/13/2028	—		—		—		—
	8/23/2018	—		—	—	—	1,149,991	(5)	47,724,627		—		—
Roxanne M. Oulman	11/14/2018	421,946	(6)	458,338	6.73	11/13/2028	—		—		—		—
	11/14/2018	—		—	—	—	125,000	(7)	5,187,500		—		—
	4/15/2019	—		—	—	—	114,584	(8)	4,755,236		—		—
	4/15/2019	—		—	—	—			—		275,000	(9)	11,412,500
	3/15/2020	—		—	—	—	71,428	(10)	2,964,262		—		—
	3/15/2020	—		—	—	—	—		—		71,428	(11)	2,964,262
Elizabeth M. Carducci	3/31/2011	125,001	(12)	—	0.16	3/30/2021	—		—	—	—		—
	8/3/2011	125,001	(13)	—	0.36	8/2/2021	—		—		—		—
	9/10/2015	20,000	(14)	—	4.42	9/9/2025	—		—		—		—
	11/30/2016	50,000	(15)	—	5.63	11/29/2026	—		—		—		—
	6/14/2018	37,811	(16)	17,189	6.26	6/13/2028	—		—		—		—
	11/14/2018	28,124	(17)	21,876	6.73	11/12/2028	—		—		—		—
	4/15/2019	—		—	—	—	7,778	(18)	322,787		—		—
	4/15/2019	—		—	—	—	17,578	(19)	729,487		—		—
	4/15/2019	—		—	—	—	—		—		18,667	(20)	774,681
	3/15/2020	—		—	—	—	71,428	(21)	2,964,262		—		—
	3/15/2020	—		—	—	—	—		—		17,857	(22)	741,066
	12/15/2020	—		—	—	—	86,705	(23)	3,598,258		—		—
Mikael J. Ottosson	9/10/2015	95,000	(24)	—	4.42	9/9/2025	—		—		—		—
	9/8/2016	200,000	(25)	—	5.47	9/7/2026	—		—		—		—
	3/17/2017	93,750	(26)	6,250	5.69	3/16/2027	—		—		—		—
	3/7/2018	200,517	(27)	74,483	6.26	3/6/2028	—		—		—		—
	4/15/2019	—		—	—	—	8,334	(28)	345,861		—		—
	4/15/2019	—		—	—	—	12,501	(29)	518,792		—		—
	4/15/2019	—		—	—	—	—		—		30,000	(30)	1,245,000
	3/15/2020	—		—	—	—	53,571	(31)	2,223,197		—		—
	3/15/2020	—		—	—	—	—		—		13,392	(32)	555,768
Jimmy C. Duan	3/14/2019	—		—	—	—	114,584	(33)	4,755,236		—		—
	3/15/2020	—		—	—	—	—		—		100,000	(34)	4,150,000
	9/15/2020	—		—	—	—	45,834	(35)	1,902,111		—		—
(1)Each of the outstanding equity awards was granted pursuant to our 2008, 2017 or 2019 Equity Incentive Plan, as applicable.
(2)The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our Common Stock on January 29, 2021, which was $41.50.
(3)The shares underlying this option vest, subject to Mr. Stretch’s continued role as a service provider, as to 1/4th of the total shares on August 20, 2019 with 1/48th of the total shares vesting monthly thereafter.

(4)The shares underlying this option vest, subject to Mr. Stretch’s continued role as a service provider, as to 1/4th of the total shares on October 15, 2019 with 1/48th of the total shares vesting monthly thereafter.
(5)The shares underlying this RSU vest, subject to Mr. Stretch’s continued role as a service provider, as to 1/4th of the total shares on August 20, 2019 and 1/48th of the total shares vesting monthly thereafter.
(6)The shares underlying this option vest, subject to Ms. Oulman’s continued role as a service provider, as to 1/4th of the total shares on November 5, 2019 with 1/48th of the total shares vesting monthly thereafter.
(7)The shares underlying this RSU vest, subject to Ms. Oulman’s continued role as a service provider, as to 1/4th of the total shares on January 15, 2020 with 1/16th of the total shares vesting quarterly thereafter with the first vest occurring on February 5, 2020.
(8)The shares underlying this RSU vest, subject to Ms. Oulman’s continued role as a service provider, as to 1/3rd of the total shares on April 15, 2020 with 1/12th of the total shares vesting quarterly thereafter.
(9)The shares underlying this RSU vest, subject to Ms. Oulman's continued role as a service provider, on April 15, 2022 upon the satisfaction of a performance vesting condition related to the achievement of certain subscription revenue growth targets from February 1, 2019 through January 31, 2022.
(10)The shares underlying this RSU vest, subject to Ms. Oulman’s continued role as a service provider, as to 1/3rd of the total shares on March 15, 2021 with 1/12th of the total shares vesting quarterly thereafter.
(11)The shares underlying this RSU vest, subject to Ms. Oulman's continued role as a service provider, on March 15, 2023 upon the satisfaction of a performance vesting condition related to the achievement of certain subscription revenue growth targets and operating margin targets from February 1, 2020 through January 31, 2023.
(12)The shares underlying this option vest, subject to Ms. Carducci’s continued role as a service provider, as to 1/4th of the total shares on March 31, 2011 with 1/48th of the total shares vesting monthly thereafter with the first vest occurring on April 1, 2011.
(13)The shares underlying this option vest, subject to Ms. Carducci’s continued role as a service provider, as to 1/4th of the total shares on April 1, 2012 with 1/48th of the total shares vesting monthly thereafter.
(14)The shares underlying this option vest, subject to Ms. Carducci’s continued role as a service provider, as to 1/4th of the total shares on May 1, 2016 with 1/48th of the total shares vesting monthly thereafter.
(15)The shares underlying this option vest, subject to Ms. Carducci’s continued role as a service provider, as to 1/4th of the total shares on September 1, 2017 with 1/48th of the total shares vesting monthly thereafter.
(16)The shares underlying this option vest, subject to Ms. Carducci’s continued role as a service provider, as to 1/48th monthly following the vesting commencement date of April 1, 2018.
(17)The shares underlying this option vest, subject to Ms. Carducci’s continued role as a service provider, as to 1/48th monthly following the vesting commencement date of October 1, 2018.
(18)The shares underlying this RSU vest, subject to Ms. Carducci's continued role as a service provider, as to 1/3rd of the total shares on April 15, 2020 with 1/12th of the total shares vesting quarterly thereafter.
(19)The shares underlying this RSU vest, subject to Ms. Carducci's continued role as a service provider, as to 1/3rd of the total shares on April 15, 2020 with 1/12th of the total shares vesting quarterly thereafter.
(20)The shares underlying this RSU vest, subject to Ms. Carducci's continued role as a service provider, on April 15, 2022 upon the satisfaction of a performance vesting condition related to the achievement of certain subscription revenue growth targets from February 1, 2019 through January 31, 2022.
(21)The shares underlying this RSU vest, subject to Ms. Carducci’s continued role as a service provider, as to 1/3rd of the total shares on March 15, 2021 with 1/12th of the total shares vesting quarterly thereafter.
(22)The shares underlying this RSU vest, subject to Ms. Carducci's continued role as a service provider, on March 15, 2023 upon the satisfaction of a performance vesting condition related to the achievement of certain subscription revenue growth targets from February 1, 2020 through January 31, 2023.
(23)The shares underlying this RSU vest, subject to Ms. Carducci's continued role as a service provider, as to 1/3rd of the total shares on December 15, 2021 with 1/12th of the total shares vesting quarterly thereafter.
(24)The shares underlying this option vest, subject to Mr. Ottosson’s continued role as a service provider, as to 1/4th of the total shares on August 24, 2016 with 1/48th of the total shares vesting monthly thereafter.
(25)The shares underlying this option vest, subject to Mr. Ottosson’s continued role as a service provider, as to 1/4th of the total shares on August 1, 2017 with 1/48th of the total shares vesting monthly thereafter.
(26)The shares underlying this option vest, subject to Mr. Ottosson’s continued role as a service provider, as to 1/48th monthly following the vesting commencement date of April 1, 2017.
(27)The shares underlying this option vest, subject to Mr. Ottosson’s continued role as a service provider, as to 1/48th monthly following the vesting commencement date of February 1, 2018.
(28)The shares underlying this RSU vest, subject to Mr. Ottosson's continued role as a service provider, as to 1/3rd of the total shares on April 15, 2020 with 1/12th of the total shares vesting quarterly thereafter.
(29)The shares underlying this RSU vest, subject to Mr. Ottosson's continued role as a service provider, as to 1/3rd of the total shares on April 15, 2020 with 1/12th of the total shares vesting quarterly thereafter.
(30)The shares underlying this RSU vest, subject to Mr. Ottosson's continued role as a service provider, on April 15, 2022 upon the satisfaction of a performance vesting condition related to the achievement of certain subscription revenue growth targets from February 1, 2019 through January 31, 2022..
(31)The shares underlying this RSU vest, subject to Mr. Ottosson’s continued role as a service provider, as to 1/3rd of the total shares on March 15, 2021 with 1/12th of the total shares vesting quarterly thereafter.
(32)The shares underlying this RSU vest, subject to Mr. Ottosson's continued role as a service provider, on March 15, 2023 upon the satisfaction of a performance vesting condition related to the achievement of certain subscription revenue growth targets from February 1, 2020 through January 31, 2023.
(33)The shares underlying this RSU vest, subject to Mr. Duan’s continued role as a service provider, as to 1/3rd of the total shares on March 15, 2020 with 1/12th of the total shares vesting quarterly thereafter.
(34)The shares underlying this RSU vest, subject to Mr. Duan's continued role as a service provider, on March 15, 2023 upon the satisfaction of a performance vesting condition related to the achievement of certain subscription revenue growth targets and operating margin targets from February 1, 2020 through January 31, 2023.
(35)The shares underlying this RSU vest, subject to Mr. Duan’s continued role as a service provider, as to 1/12th quarterly following the vesting commencement date of September 15, 2020.

Option Exercises and Stock Vested Table in Fiscal Year 2021
The following table sets forth the number of shares of our common stock that were acquired during fiscal year 2021 by each of our NEOs, upon the exercise of stock options and the vesting of RSU awards and the related value realized upon such exercise or vesting.

	Option Awards		RSU Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Leslie J. Stretch	1,755,974	55,381,725	726,287	21,232,397
Roxanne M. Oulman	119,716	3,032,144	222,916	5,789,352
Elizabeth M. Carducci	—	—	35,498	909,882
Mikael J. Ottosson	505,000	14,233,163	29,165	747,550
Jimmy C. Duan	—	—	164,582	4,118,338
(1)The value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price.
(2)The value realized on vesting is calculated by multiplying the number of RSUs vesting by the fair market value of a share of our common stock on the day prior to the vesting date.

Executive Employment Arrangements

We have entered into an employment letter, setting forth the terms and conditions of employment for each of our NEOs. In addition, each of our NEOs has executed our standard form of employee proprietary information and inventions agreement.

Leslie J. Stretch Confirmatory Employment Letter

In June 2019, we entered into a confirmatory letter agreement with Leslie Stretch, our President and Chief Executive Officer. The confirmatory letter agreement does not have a specific term and provides that Mr. Stretch is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Stretch may have concerning his employment relationship with us. The confirmatory letter agreement also provides Mr. Stretch with severance and change in control benefits pursuant to our Change in Control and Severance Policy described below. Mr. Stretch’s current annual base salary is $500,000. Mr. Stretch is currently eligible for an annual target cash incentive payment equal to 100% of his annual base salary.

Roxanne M. Oulman Confirmatory Employment Letter

In June 2019, we entered into a confirmatory letter agreement with Roxanne Oulman, our Executive Vice President and Chief Financial Officer. The confirmatory letter agreement does not have a specific term and provides that Ms. Oulman is an at-will employee. The agreement supersedes all existing agreements and understandings that Ms. Oulman may have concerning her employment relationship with us. The confirmatory letter agreement also provides Ms. Oulman with severance and change in control benefits pursuant to our Change in Control and Severance Policy described below. Ms. Oulman’s current annual base salary is $400,000. Ms. Oulman is currently eligible for an annual target cash incentive payment equal to 80% of her annual base salary.

Elizabeth M. Carducci Confirmatory Employment Letter

In December 2020, we entered into a confirmatory letter agreement with Elizabeth Carducci, our Executive Vice President and Chief Revenue Officer. The confirmatory letter agreement does not have a specific term and provides that Ms. Carducci is an at-will employee. The agreement supersedes all existing agreements and understandings that Ms. Carducci may have concerning her employment relationship with us. The confirmatory letter agreement also provides Ms. Carducci with severance and change in control benefits pursuant to our Change in Control and Severance Policy described below. Ms. Carducci’s current annual base salary is $350,000. Ms. Carducci is currently eligible for an annual target cash incentive payment equal to 100% of her annual base salary.

Mikael J. Ottosson Confirmatory Employment Letter

In June 2019, we entered into a confirmatory letter agreement with Mikael Ottosson, our Executive Vice President and Chief Technology Officer. The confirmatory letter agreement does not have a specific term and provides that Mr. Ottosson is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Ottosson may have concerning her employment relationship with us. The confirmatory letter agreement also provides Mr. Ottosson with severance and change in control benefits pursuant to our Change in Control and Severance Policy described below. Mr. Ottosson’s current annual base salary is $400,000. Mr. Ottosson is currently eligible for an annual target cash incentive payment equal to 60% of his annual base salary.

Jimmy C. Duan Confirmatory Employment Letter

In June 2019, we entered into a confirmatory letter agreement with Jimmy Duan, our Executive Vice President and Chief Customer Officer. The confirmatory letter agreement does not have a specific term and provides that Mr. Duan is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Duan may have concerning his employment relationship with us. The confirmatory letter agreement also provides Mr. Duan with severance and change in control benefits pursuant to our Change in Control and Severance Policy described below. Mr. Duan’s current annual base salary is $300,000. Mr. Duan is currently eligible for an annual target cash incentive payment equal to 100% of his annual base salary.

Potential Payments upon Termination or Change in Control

In June 2019, our board of directors approved the following change of control and severance benefits for our current executive officers and other key employees (collectively, participants), pursuant to a Change in Control and Severance Policy, or our Severance Policy.

The Severance Policy provides that if we terminate an executive officer’s employment outside of the period beginning three months prior to and ending 12 months after a “change in control” (as defined in the Severance Policy) (such period, the “change in control period”) other than for “cause” (as generally defined in the Severance Policy), death or disability, the executive officer will receive the following:

•a lump sum payment equal to 6 months’ base salary (12 months for Mr. Stretch);

•a lump sum pro rata payment of the executive’s target annual bonus; and

•payment of COBRA continuation coverage premiums for up to 6 months (12 months for Mr. Stretch), or taxable payments in lieu of such payment.

The Severance Policy provides that if an executive officer’s employment is terminated during the change in control period either by us other than for cause, death or disability or by the executive officer due to a “constructive termination” (as defined within the officer’s participation agreement), the executive officer will receive the following:

•a lump sum payment equal to 12 months’ base salary (18 months for Mr. Stretch);

•a lump sum equal to a pro-rata target annual bonus for the year of termination plus 100% of the executive’s target annual bonus for the year of termination (150% for Mr. Stretch);

•100% acceleration of unvested time-based equity awards; and payment of COBRA continuation coverage premiums for up to 12 months (18 months for Mr. Stretch) or taxable payments in lieu of such payments.

Name	Compensation Element	Qualifying Termination Not in Connection with Change in Control ($)	Qualifying Termination in Connection with Change in Control ($)
Leslie J. Stretch	Salary Severance	500,000	750,000
	Bonus Severance (1)	500,000	1,250,000
	Equity Acceleration (2)	—	225,149,898
	Continued Benefits	35,223	52,150
Roxanne M. Oulman	Salary Severance	200,000	400,000
	Bonus Severance (1)	320,000	640,000
	Equity Acceleration (2)	—	43,220,172
	Continued Benefits	17,674	35,223
Elizabeth M. Carducci	Salary Severance	175,000	350,000
	Bonus Severance (1)	350,000	700,000
	Equity Acceleration (2)	—	10,496,908
	Continued Benefits	14,306	28,502
Mikael J. Ottosson	Salary Severance	200,000	400,000
	Bonus Severance (1)	240,000	480,000
	Equity Acceleration (2)	—	7,737,210
	Continued Benefits	17,674	35,223
Jimmy C. Duan	Salary Severance	150,000	300,000
	Bonus Severance (1)	300,000	600,000
	Equity Acceleration (2)	—	10,807,347
	Continued Benefits	17,674	35,223
(1)Includes pro-rata portion of target annual bonus which is paid based on the number of full months NEO has worked during the fiscal year in which Qualifying Termination occurs.
(2)Based on the closing price of Common Stock on January 29, 2021, the last trading day of the 2021 fiscal year which was $41.50.

CEO Pay Ratio

In accordance with the SEC rules, the following information is being provided about the relationship between the median annual total compensation of our employees and the annual total compensation of our CEO, Leslie Stretch.

•The 2021 annual total compensation of Leslie Stretch was $297,804 as reflected in the “Total” compensation column for our CEO in the Summary Compensation table of this Proxy Statement.

•The 2021 annual total direct compensation of the median employee was $134,547.

•Accordingly, the resulting ratio of the annual total compensation of the CEO to the annual total compensation of the median employee for the fiscal year 2021 was 2.21 to 1.

Calculating the CEO Pay Ratio

In determining the median employees, we considered the global employees (other than the CEO) of Medallia as of January 31, 2021. We used annual total compensation comprised of base salary, variable pay and share-based compensation. We used annualized base salary and bonus compensation for full-time employees that were newly hired during fiscal year 2021.

In determining our CEO pay ratio, we calculated the annual total compensation for our median compensated employee and Mr. Stretch using the same methodology as used for the 2021 Summary Compensation Table.

Equity Compensation Plan Information
The following table provides information as of January 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (#)(1)	Weighted Average Exercise Price of Outstanding Options and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)
Equity compensation plans approved by security holders
2008 Equity Incentive Plan	8,802,919	4.87	—
2017 Equity Incentive Plan	15,534,609	6.60	—
2019 Equity Incentive Plan	—	—	26,700,713
2019 Employee Stock Purchase Plan	—	—	4,283,244
Equity compensation plans not approved by security holders	—	—	—
Total	24,337,528		30,983,957
(1)This column excludes RSU’s granted.
(2)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

ENVIRONMENTAL, SOCIAL, AND CORPORATE GOVERNANCE

Social, Environmental, and Governance Impact

Since our founding, we have put significant focus on building and maintaining an unparalleled culture at Medallia. Now, more so than ever, our board of directors, together with our Medallia community and leadership team, have been dedicated to cultivating an open, inclusive, and collaborative environment where employees can do their best work and be proud of their workplace. While 2020 presented unprecedented challenges for individuals and companies around the world, it has only strengthened our commitment to our local and global communities.

New problems require innovative solutions, and whether it is curb-side pickup, hybrid learning, or remote work force engagement, we are committed to supporting the industries most impacted by COVID19 every step of the way. For example, we helped social organizations scale and support their innovative ideas by providing Medallia’s Crowdicity for free, allowing these organizations to crowdsource ways to serve vulnerable populations, fundraise, and tackle some of the most pressing health and safety issues we face today.

We also care deeply about the environment and building a lasting future. We are focused on continuing to reduce our carbon footprint through green initiatives. Our primary data center providers are committed to using 100% renewable energy and with certified agencies that employ responsible no-landfill recycling and follow secure logistics for the recycling of old hardware.

While we are pleased with our accomplishments to date, we know there is still much work to be done. We remain focused on fostering diversity and inclusion among our team and achieving our environmental and social goals, which we believe will benefit our employees, customers, stockholders and communities. We are deeply committed to helping organizations create a culture that values every person and every experience.

Our Commitment to Social Impact

We are committed to helping create a world where everyone has a voice. For Medallia.org, our social impact organization, we make this happen by partnering with mission-driven organizations serving the most vulnerable. In 2019, Medallia joined Pledge 1%, committing our technology, time and resources to driving social impact. As we enable more nonprofits with our products, we can invest more back into our communities through employee volunteering and charitable giving. Since joining Pledge 1%, Medallia has donated over $1.5M USD in product-value, volunteer hours, and funding (including donations, fundraisers, and sponsorships) to support nonprofits worldwide benefiting a diverse range of causes.

We also know that mental health and well-being have been incredibly important issues to Medallians and, in 2021, we announced our commitment to help address these issues as a company. The COVID-19 pandemic, racial injustices, recent global economic turmoil, and natural disasters have all come together to have a lasting and traumatic impact on mental health – especially for BIPOC (Black, Indigenous, People of Color), LGBTQ, Veterans, health workers, and caretakers. That is why for the first action of our new fiscal year and for our first grant round of the Medallia.org Fund, we are funding Black Girls Smile and Heroes Health Initiative, as leading nonprofits tackling mental health for young Black women and healthcare professionals, respectively.

For more information, please refer to https://www.medallia.com/giving/.

Our Commitment to Diversity, Equity, Inclusion, and Belonging

We believe that diversity makes a smarter, stronger company. Our Diversity, Equity, Inclusion, and Belonging (“DEIB”) group’s mission is to confront inequality and take action to combat the systemic barriers that have plagued the tech industry by creating a culture where everyone is seen, heard, and respected in every part of our business internally and externally. We aim to achieve these values through a variety of key programs, including:

•Employee Resource Groups: We have nine employee resource groups and a multitude of employee interest groups that offer a variety of inclusion and support programs, including educational and advocacy events, external speakers, networking and social activities and more. Anyone can join and all are encouraged to be allies.

•Partnerships: Medallia partners with nonprofits and public benefit corporations that support our efforts to maximize workforce diversity by helping us find talent in new places. We proudly partner with YearUp, an organization empowering young people to learn new skills and inspire leaders from the next generation to pursue a career in technology, and Breakline, an organization providing skills-based training, education and networking in the tech industry to veterans, women, and people of color.

•Medallian Experience Surveys: We seek employee feedback on an ongoing basis to help us listen and improve our employees’ experience at Medallia.

•Pay Equity Pledge: In 2019, we became one of thirteen inaugural signatories to the California Pay Equity Pledge. To fulfill these commitments, we partner with Syndio, an HR analytics platform specializing in pay equity analysis. We analyze our data globally by gender, as well as by race within the United States.

Our commitment to equality has not gone unnoticed. As part of our efforts to ensure a fair and equitable environment for all, Medallia participates in the Human Rights Campaign Foundation’s Corporate Equality

Index (CEI), a national benchmarking tool on corporate policies and practices pertinent to lesbian, gay, bisexual, transgender and queer employees. Since 2018, we have earned a perfect score on the CEI and the honor of being named one of the Best Places to Work for LGBTQ Equality.

For more information, please refer to https://www.medallia.com/diversity/

Our Commitment to Environmental Sustainability

Medallia is committed to minimizing the impact of its activities on the environment. As a SaaS-based company, we already have a relatively low environmental footprint. We look at our environmental impact just as we do our software—as an aspect of business in which we must strive for continuous improvement. Some highlights of our environmental sustainability initiatives include:

•Renewable Energy Commitment: We ensure that our primary data centers and infrastructure-as-a- service partners are publicly committed to the use of 100% renewable energy while deploying best-in-class data center energy efficiency technologies, innovations and strategies for reducing energy consumption.

•Efficient Cloud Operations: Unlike traditional server setups, Medallia’s software cloud is managed by modern orchestration frameworks and containerization technologies that allow flexibility while getting maximum resource utilization. Our infrastructure-as-a-service providers combined with our orchestration technologies allow us to scale capacity on demand for peak workloads and then scale it back down, thus releasing them for other use or simply powering them off when not needed.

•Recycling Hardware: For the recycling of old hardware, we partner with certified agencies that employ responsible no-landfill recycling and follow secure logistics, extending the productivity and useful life of technology through redeployment, remarketing, and charitable donation programs.

•Our Offices and Equipment: Not only do we prioritize buildings that are LEED certified when establishing a new location, we choose office spaces close to public transportation to give our employees an opportunity for a green commute. We also ensure that the majority of our paper office supplies are made from recycled or recyclable materials, and we hire cleaning companies that focus on using environmentally friendly cleaning products. Our global offices have been closed since March 2020 due to the COVID-19 pandemic, but upon re-opening, employees will have a choice whether they work from home or utilize a local office space, further contributing to our efforts to maintain a low carbon footprint.

Our Commitment to Corporate Governance and Data Privacy and Security

Corporate Governance

Effective corporate governance is essential for long-term value creation. Our values of respect for the individual, service, excellence and integrity provide the foundation for our approach to governance. Our board of directors has adopted a set of corporate governance guidelines, which are posted on our website at https://investor.medallia.com/ in the “Corporate Governance” section. Our corporate governance guidelines serve as a framework to assist the board of directors in exercising its responsibilities. The guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, and feedback from our annual board of directors evaluations. The members of our board of directors bring a variety of perspectives, qualifications, skills and experiences that contribute to a well-rounded board of directors that we believe is uniquely positioned to guide and oversee our strategy, operations and growth in the experience management space.

In addition, we have a majority independent board of directors, a lead independent director and fully independent board of directors committees. Our board of directors and committee policies and practices promote effective risk management, strategic oversight, and accountability. Our board of directors and management team are committed to promoting long-term stockholder value creation in a sustainable manner, with a focus on assessing potential opportunities and risks.

Data Privacy and Security

Medallia treats data privacy and security as top priorities in all aspects of how we do business, from how we build our products, to how we design our organization, to how we protect our physical and digital assets. Our Information Security Management System (ISMS) is built around the ISO 27001 standard. Our product offers enterprise grade security features and controls that are required to operate by the highly regulated and security and privacy-conscious industries that our customers serve.

Our security program is routinely audited not only by many of our customers, but against some of the most stringent industry benchmarks there are. Medallia currently holds certifications in ISO 27001, ISO 27017, ISO 27018, ISO 27701, FSQS (Financial Services Qualification System), and is FedRAMP authorized.

Medallia embraces privacy as a human right and does not sell personal data. Our privacy features and controls go above and beyond the requirements of major regulatory frameworks such as GDPR and CCPA. Our platform allows customers to handle data subject requests, enforce privacy rights, and offers privacy elements on the platform such as data masking. Medallia also works extensively with internal and external privacy counsel to stay abreast of global conditions that may impact privacy, such as Schrems II (and the invalidation of EU/US Privacy Shield) and potential impacts of Brexit.

For additional information, please refer to https://www.medallia.com/privacy-policy/ and https://www.medallia.com/security/.

Our Commitment to Compliance, Ethics, and Training

We have a number of policies in place that support a positive workplace culture, compliance with laws and regulations, and ethical behavior. Our culture of integrity starts with our Code of Business Conduct and Ethics (the “Code”) that applies to all our employees, officers, and directors, including our NEOs. The Code is reviewed on an annual basis for any changes to law or policy and is updated as appropriate. A copy of the Code is available on our website at https://investor.medallia.com/ in the “Corporate Governance” section.

Our partners and suppliers are also expected to review, understand and comply with the policies set forth in Medallia’s Code of Business Conduct and Ethics for Partners and Suppliers located at
https://www.medallia.com/code-of-business-conduct-and-ethics-for-partners-and-suppliers/
Medallia requires partners and suppliers to promote policies and practices that prohibit violence, bullying, discrimination and harassment consistent with our Code. Partners and suppliers must also uphold the human rights of workers, and are prohibited from engaging in human trafficking, slavery, servitude, forced child labor, and all other trafficking related activities.

Upon hire, all Medallians go through our Good Medallian training program, which is our way of making sure Medallians understand our policies and maintain the highest standards of workplace conduct. Our program includes trainings on our Code, preventing workplace harassment, global anti-corruption and antibribery, and insider trading. Any Medallian promoted to a supervisor position must also complete a supervisor specific course to create a better and safer work environment. Medallians are required to complete these trainings annually on an ongoing basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2021 for:
•each of our named executive officers;
•each of our directors and nominees for director;
•all of our executive officers and directors as a group; and
•each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 157,109,107 shares of our common stock outstanding as of March 31, 2021. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2021, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105.

	Common Stock
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Leslie Stretch (1)	6,176,862	3.8%
Roxanne Oulman (2)	663,161	*
Elizabeth Carducci (3)	1,425,422	*
Mikael Ottosson (4)	645,674	*
Jimmy Duan (5)	69,389	*
Robert Bernshteyn (6)	12,339	*
Mitchell Dauerman (7)	18,968	*
Borge Hald (8)	9,990,682	6.2
Leslie Kilgore (9)	276,019	*
Douglas Leone (10)	9,385,610	6.0
Stanley Meresman (11)	21,191	*
Amy Pressman (8)	9,990,680	6.2
Steven Walske (12)	506,541	*
James White	—	*
All executive officers and directors as a group (14 persons) (13)	29,191,856	18.6
Greater than 5% Stockholders:
Entities affiliated with Sequoia Capital (14)	44,407,056	28.3
Champlain Investment Partners, LLC (15)	11,921,759	7.6
Wasatch Advisors, Inc. (16)	8,981,686	5.7
The Bank of New York Mellon Corporation (17)	8,165,085	5.2

*    Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)Consists of (i) 15,974 shares held of record by Mr. Stretch; (ii) 6,039,840 shares subject to options exercisable within 60 days of March 31, 2021 and (iii) 121,048 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(2)Consists of (i) 164,200 shares held of record by Ms. Oulman; (ii) 460,420 shares subject to options exercisable within 60 days of March 31, 2021 and (iii) 38,541 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(3)Consists of (i) 650,665 shares held of record by Ms. Carducci; (ii) 500,000 shares held of record by The Elizabeth Carducci 2020 Irrevocable Trust dtd 12/11/2020 for which Ms. Carducci serves as an investment advisor; (iii) 269,687 shares subject to options exercisable within 60 days of March 31, 2021 and (iv) 5,070 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(4)Consists of (i) 23,074 shares held of record by Mr. Ottosson; (ii) 618,433 shares subject to options exercisable within 60 days of March 31, 2021 and (iii) 4,167 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(5)Consists of 69,389 shares held of record by Mr. Duan.
(6)Consists of (i) 5,798 shares held of record by Mr. Bernshteyn and (ii) 6,541 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(7)Consists of (i) 6,213 shares held of record by Mr. Dauerman and (ii) 12,755 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(8)Consists of (i) 1,447,459 shares of common stock held of record by Mr. Hald; (ii) 1,900,000 shares of common stock that are issuable upon exercise of outstanding options within 60 days of March 31, 2021 to Mr. Hald; (iii) 16,667 shares issuable upon vesting of RSUs within 60 days of March 31, 2021 to Mr. Hald; (iv) 2,032,034 shares of common stock held of record by Amy Pressman, Mr. Hald’s spouse; (v) 1,250,000 shares of common stock that are issuable upon exercise of outstanding options within 60 days of March 30, 2021 to Ms. Pressman; (vi) 23,208 shares issuable upon vesting of RSUs within 60 days of March 31, 2021 to Ms. Pressman; (vii) 1,731,023 shares of common stock held of record by the Borge Hald Irrevocable Trust U/A/D 11/4/2019 First Republic Trust Company of Delaware LLC, Trustee for which Mr. Hald serves as investment advisor; and (vii) 1,590,289 shares of common stock held of record by the Amy Hald Irrevocable Trust U/A/D 11/4/2019 First Republic Trust Company of Delaware LLC, Trustee for which Ms. Pressman serves as investment advisor.
(9)Consists of (i) 239,650 shares held of record by Ms. Kilgore; (ii) 29,828 shares held of record by the JLK Revocable Trust dated October 13, 2003 for which Ms. Kilgore serves as trustee and (iii) 6,541 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(10)Consists of (i) 399,265 shares held of record by Mr. Leone and (ii) shares held by certain entities affiliated with Sequoia Capital. See footnote (14) below.
(11)Consists of (i) 14,650 shares held of record by Mr. Meresman and (ii) 6,541 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(12)Consists of (i) 500,000 shares held of record by Mr. Walske and (ii) 6,541 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(13)Consists of (i) 18,399,315 shares of common stock beneficially owned by our executive officers and directors, (ii) 10,538,380 shares of common stock subject to options exercisable within 60 days of March 31, 2021 and (iii) 254,161 shares issuable upon vesting of RSUs within 60 days of March 31, 2021.
(14)Based on a Schedule 13G filed with the SEC on February 14, 2020 by SC US GF V Holdings, Ltd., or SC US GFV Holdco, consists of: (i) 25,226,945 shares held of record by SC US GFV Holdco; (ii) 9,713,752 shares held of record by Sequoia Capital U.S. Growth Fund VI, L.P., or SC US GF VI; (iii) 486,555 shares held of record by Sequoia Capital U.S. Growth VI Principals Fund, L.P., or SC US GF VI PF; (iv) 8,726,574 shares held of record by Sequoia Capital Global Growth Fund, LP, or SC GGF; (v) 253,230 shares held of record by Sequoia Capital Global Growth Principals Fund, LP, or SC GGF PF; and (vi) 1,425 shares held of record by Denarvor, L.L.C. SC US (TTGP), Ltd. is (i) the general partner of SCGF V Management, L.P., which is the general partner of Sequoia Capital U.S. Growth Fund V, L.P. and Sequoia Capital USGF Principals Fund V, L.P., or

collectively, the SC US GF V Funds, which together own 100% of the outstanding shares of SC US GFV Holdco, (ii) the general partner of SC U.S. Growth VI Management, L.P., which is the general partner of each of SC US GF VI and SC US GF VI PF, or collectively, the SC US GF VI Funds, and (iii) the general partner of SCGGF Management, L.P., which is the general partner of each of SC GGF and SC GGF PF, or collectively, the SC GGF Funds. As a result, SC US (TTGP), Ltd. shares voting and dispositive power with respect to the shares held by the SC US GFV Holdco, SC US GF VI Funds and the SC GGF Funds. SC US SSF 2013 (TTGP), L.L.C. is the general partner of SC U.S. Scout Seed Fund 2013 Management, L.P., which is the general partner of Sequoia Capital U.S. Scout Seed Fund 2013, L.P., which wholly owns Sequoia Capital U.S. Scout Fund IV, L.L.C., which in turn wholly owns Denarvor, L.L.C. Voting and disposition decisions at SC US (TTGP), Ltd. with respect to the shares held by SC US GFV Holdco and the SC US GF VI Funds are made by an investment committee, the members of which include Mr. Leone, a member of our board of directors. Voting and disposition decisions at SC US (TTGP), Ltd. with respect to the shares held by the SC GGF Funds are made by an investment committee consisting of Mr. Leone and James J. Goetz. Voting and disposition decisions of SC US SSF 2013 (TTGP), L.L.C. with respect to the shares held by Denarvor, L.L.C. are made by an investment committee, the members of which include Mr. Leone. The address for these entities is c/o Sequoia Capital, 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(15)Based on a Schedule 13G filed with the SEC on February 14, 2021 by Champlain Investment Partners, LLC, or Champlain, which reflects 11,921,759 shares beneficially owned and for which Champlain has sole voting and dispositive power with respect to all reported shares. The address for this entity is 180 Battery Street, Burlington, Vermont 05401.
(16)Based on a Schedule 13G filed with the SEC on February 11, 2021 by Wasatch Advisors, Inc., or Wasatch, which reflects 8,981,686 shares beneficially owned and for which Wasatch has sole voting and dispositive power with respect to all reported shares. The address for this entity is 505 Wakara Way, Salt Lake City, Utah 84108.
(17)Based on a Schedule 13G filed with the SEC on February 1, 2021 by The Bank of New York Mellon Corporation, or BNY Mellon , which reflects 8,165,085 shares beneficially owned by BNY Mellon, BNY Mellon IHC, LLC, or IHC, and MBC Investments Corporation, or MBC. BNY Mellon has sole voting power with respect to 7,878,996 shares, shared voting power with respect to 2,170 shares, sole dispositive power with respect to 4,493,001 shares and shared dispositive power with respect to 3,672,084 shares; IHC has sole voting power with respect to 7,294,392 shares, sole dispositive power with respect to 3,887,587 shares and shared dispositive power with respect to 3,662,954 shares and MBC has sole voting power with respect to 7,294,392 shares, sole dispositive power with respect to 3,887,587 shares and shared dispositive power with respect to 3,662,954 shares. The address for these entities is c/o The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, New York 10286.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of our last fiscal year, there were no transactions or series of similar transactions to which we were a party or will be a party, in which:

•the amounts involved exceeded or will exceed $120,000; and

•any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
We have adopted a formal written policy providing that our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended January 31, 2021, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of: (i) a late Form 4 for Ms. Carducci filed on December 23, 2020 reporting an award of restricted stock units, (ii) a late Form 4 for Ms. Carducci filed on January 2, 2021 reporting a sale pursuant to a Rule

10b5-1 trading plan and (iii) a late Form 4 for Mr. Stretch filed on January 28, 2021 reporting a stock option exercise and sale pursuant to a Rule 10b5-1 trading plan.

Fiscal Year 2021 Annual Report and SEC Filings

Our financial statements for our fiscal year ended January 31, 2021 are included in our Annual Report on Form 10-K filed with the SEC on March 22, 2021. This Proxy Statement and our Annual Report are
posted on our investor relations webpage at https://investor.medallia.com in the “Financials” section under “SEC Filings” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Medallia, Inc., Attention: Investor Relations, 575 Market Street, Suite 1850, San Francisco, California 94105.

Company Website

We maintain a website at www.medallia.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at our principal executive offices no later than December 15, 2021. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2022 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our Secretary at our principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which we first mailed the proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws must be received no earlier than January 29, 2022, and no later than February 28, 2022, unless our annual meeting date occurs more than 30 days before or 60 days after May 28, 2022. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2022 annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. We will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaws and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2022 annual meeting of stockholders must be addressed to: Secretary, Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.

Medallia

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDLA2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time May 27, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40198-P50327

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDALLIA, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of three Class II Directors

Nominees:

	For	Against	Abstain
1a. Leslie Kilgore	☐	☐	☐
1b. Stanley Meresman	☐	☐	☐
1c.. Steven Walske	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D40199-P50327

MEDALLIA, INC.
Annual Meeting of Stockholders
May 28, 2021 10:30 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Leslie Stretch and Roxanne Oulman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Medallia, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM, Pacific Time on Friday May 28, 2021, via live audio webcast at www.virtualshareholdermeeting.com/MDLA2021.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side